Exhibit 10.27

Form of Award Notice

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Agreement that accompanies this Award Notice and made of part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:	Kevin W. Sharer
Employee ID:	XXXX
Address:	XXX XXXXXX XXXXXX
XXX XXXXXXX, XX XXXXX
Award Type:	Restricted Stock Unit
Grant ID:	DP0550
Plan:	Amgen Inc. 2009 Equity Incentive Plan
Grant Date:	April 27, 2012
Grant Price:	$0.00
Number of Shares:	8,933
Number of Units	8,933
Vesting Date:	Means the vesting date indicated in the Vesting Schedule
Vesting Details:	Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting.

Vesting Schedule:

Vesting Date	Amount Vesting
April 27, 2014	2,947
April 27, 2015	2,948
April 27, 2016	3,038

RESTRICTED STOCK UNIT AGREEMENT

THE SPECIFIC TERMS OF YOUR GRANT OF RESTRICTED STOCK UNITS ARE FOUND IN THE PAGES RELATING TO THE GRANT OF RESTRICTED STOCK UNITS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS RESTRICTED STOCK UNIT AGREEMENT.

On the Grant Date specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the plan specified in the Award Notice (the “Plan”), the Number of Units with respect to the number of shares of the $.0001 par value common stock of the Company (the “Shares”) specified in the Award Notice, on the terms and conditions set forth in this Restricted Stock Unit Agreement, any special terms and conditions for your country set forth in the attached Appendix A and the Award Notice (together, the “Agreement”). The Units shall constitute Restricted Stock Units under Section 9.5 of the Plan, which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

I. Vesting Schedule and Termination of Units.

a.

General. Subject to the terms and conditions of this Agreement, on each Vesting Date, the Number of Units indicated on the Vesting Schedule shall vest, provided that you have remained continuously and actively employed with the Company or an Affiliate (as defined in the Plan) through each applicable Vesting Date, unless (i) your employment has terminated due to your Voluntary Termination (as defined in paragraph (d) of this Section I below), (ii) you experience a Qualified Termination (as defined below), or (iii) as otherwise determined by the Company in the exercise of its discretion as provided in paragraph (f) of this Section I. The Units represent an unfunded, unsecured promise by the Company to deliver Shares. Only whole Shares shall be issued upon vesting of the Units, and the Company shall be under no obligation to issue any fractional Shares to you. If your employment with the Company or an Affiliate is terminated for any reason or for no reason, including if your active employment is terminated by the Company or an Affiliate without Cause (as defined below), or in the event of any other termination of your active employment caused directly or indirectly by the Company or an Affiliate, except as otherwise provided in paragraphs (b), (c), (d), (e) or (f) of this Section I below, your unvested Units shall automatically expire and terminate on the date of termination of your active employment. Notwithstanding anything herein to the contrary, the Vesting Schedule may be accelerated (by notice in writing) by the Company in its sole discretion at any time during the term of the Units. In addition, if not prohibited by local law, vesting may be suspended by the Company in its sole discretion during a leave of absence as provided from time to time according to Company policies and practices.

b.

Permanent and Total Disability. Notwithstanding the provisions in paragraph (a) above, if your employment with the Company or an Affiliate terminates due to your Permanent and Total Disability (as defined below), then the vesting of Units granted under this Agreement shall be accelerated, subject to your execution of a general release and waiver in a form provided by the Company, to vest as of the day immediately preceding such termination of your employment with respect to all Units granted hereunder.

c.

Death. Notwithstanding the provisions in paragraph (a) above, if your employment with the Company or an Affiliate terminates due to your death, then the vesting of Units granted under this Agreement shall be accelerated to vest as of the day immediately preceding your death with respect to all Units granted hereunder.

d.

Retirement. Notwithstanding the provisions in paragraph (a) above, if you terminate your employment with the Company or an Affiliate due to your voluntary termination (and such voluntary termination is not the result of Permanent and Total Disability (as defined below)) after you are at least sixty-five (65) years of age, or after you are at least fifty-five (55) years of age and have been an employee of the Company and/or an Affiliate for at least ten (10) years in the aggregate as determined by the Company in its sole discretion according to Company policies and practices as in effect from time to time (“Voluntary Termination”), then the Units will vest pursuant to the Vesting Schedule without regard to the termination of employment prior to the Vesting Date, subject to your execution of a general release and waiver in a form provided by the Company, with respect to all Units granted hereunder; notwithstanding the definition of Voluntary Termination set forth above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment upon Voluntary Termination described above being deemed unlawful and/or discriminatory, then the Committee will not apply the favorable treatment described above.

e.

Qualified Termination after a Change of Control. Notwithstanding the provisions in paragraph (a) above, in the event of a Qualified Termination (as defined below), then, to the extent permitted by applicable law, the vesting of Units granted under this Agreement shall be accelerated to vest as of the day immediately prior to the Qualified Termination.

f.

Continued Vesting. Notwithstanding the provisions in paragraph (a) above, the Company may in its sole discretion at any time during the term of this Agreement, in writing, otherwise provide that the Units will vest pursuant to the Vesting Schedule without regard to the termination of employment prior to the Vesting Date, subject to any terms and conditions that the Company may determine.

For purposes of this Agreement:

(i) “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Consultant or Director of the Company or an Affiliate; in the event of termination of your employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are working or the terms of your employment agreement, if any), your right to receive Units and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). The Company shall have exclusive discretion to determine when you are no longer actively providing services for purposes of the Units (including whether you may still be considered to be providing services while on a leave of absence);

(ii) “Cause” shall mean (i) your conviction of a felony, or (ii) your engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material economic harm to the Company, unless you believed in good faith that such conduct was in, or not contrary to, the best interests of the Company. For purposes of clause (ii) above, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith;

(iii) “Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Code and with such permanent and total disability being certified prior to termination of your employment by (i) the U.S. Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate, or (iv) an independent medical advisor appointed by the Company in its sole discretion, as applicable, in any such case;

(iv) “Qualified Termination” shall mean

(a)

if you are an employee who participates in the Change of Control Plan (as defined below), your termination of employment within two (2) years following a Change of Control (i) by the Company other than for Cause, Disability (as defined below), or as a result of your death or (ii) by you for Good Reason (as defined in the Change of Control Plan); or

(b)

if you are an employee who does not participate in the Change of Control Plan or the Change of Control Plan is no longer in effect, your termination of employment within two (2) years following a Change of Control by the Company other than for Cause, Disability (as defined below), or as a result of your death;

(v) “Change of Control” shall mean the occurrence of any of the following:

(A) the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(B) individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(C) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then-outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(D) any other event which the Incumbent Board, in its sole discretion, determines shall constitute a Change of Control.

Notwithstanding anything herein or in the Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Unit that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (A), (B), (C) or (D) above must also constitute a “change in control event,” as defined in U.S. Treasury Regulation § 1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Unit.

(vi) “Change of Control Plan” shall mean the Company’s change of control and severance plan, including the Amgen Inc. Change of Control Severance Plan, as amended and restated, effective as of December 9, 2010 (and any subsequent amendments thereto), or equivalent plan governing the provision of benefits to eligible employees upon the occurrence of a Change of Control (including resulting from a termination of employment that occurs within a specified time period following a Change of Control), as in effect immediately prior to a Change of Control; and

(vii) “Disability” shall be determined in accordance with the Company’s long-term disability plan as in effect immediately prior to a Change of Control.

II. Form and Timing of Payment. Subject to satisfaction of tax or similar obligations as provided for in Section III, any vested Units shall be paid by the Company in Shares (on a one-to-one basis) on, or as soon as practicable after, and in any event within 90 days after the applicable Vesting Date, which for purposes of this Section II, includes the date of any accelerated vesting, if any (the “Settlement Period”). (For the avoidance of doubt, in the event that any Units continue to vest following a Voluntary Termination in accordance with Section 1(d) above, the Vesting Date(s) for purposes of payments pursuant to this Section II shall be the regularly scheduled Vesting Dates following such termination. Notwithstanding anything to the contrary in the foregoing, in the event that (i) the vesting and settlement of Units is conditioned on your execution and delivery of a release and (ii) the Settlement Period commences in one calendar year and ends in the next calendar year, the Units will be paid in the second calendar year. Shares issued in respect of a Unit shall be deemed to be issued in consideration of past services actually rendered by you to the Company or an Affiliate or for its benefit for which you have not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.

III. Tax Withholding; Issuance of Certificates. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Units, including the grant of the Units, the vesting of Units, the conversion of the Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate your liability for Tax Obligations or achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you shall pay, or make adequate arrangements satisfactory to the Company or to your Employer (in their sole discretion) to satisfy all Tax Obligations. In this regard, you authorize the Company and/or your Employer or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:

(a) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; or

(b) withholding from proceeds of the sale of Shares acquired upon vesting or payment of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(c) withholding in Shares to be issued upon vesting or payment of the Units, provided that the Company and your Employer shall only withhold an amount of Shares with a fair market value equal to the Tax Obligations.

To avoid adverse accounting treatment, the Company may withhold or account for Tax Obligations not to exceed the applicable minimum statutory withholding rates or other applicable withholding rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan (any Shares withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder).

Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You agree to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section III. Notwithstanding Section II above, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

IV. Dividend Equivalents

(a) Crediting and Payment of Dividend Equivalents. Subject to this Section IV, Dividend Equivalents shall be credited on each Unit granted to you under this Agreement in the manner set forth in the remainder of this Section IV. If the Company declares one or more dividends or distributions (each, a “Dividend”) on its Common Stock with a record date which occurs during the period commencing on the Grant Date through and including the day immediately preceding the day the shares of Common Stock subject to the Units are issued to you, whether in the form of cash, Common Stock or other property, then on the date such Dividend is paid to the Company’s stockholders you shall be credited with an amount equal to the amount or fair market value of such Dividend which would have been payable to you if you held a number of shares of Common Stock equal to the number of your Units as of the record date for such Dividend, unless the Units have been forfeited between the record date and payment date for such Dividend. Any such Dividend Equivalents shall be credited and deemed reinvested in the Common Stock as of the Dividend payment date. Dividend Equivalents shall be payable in full shares of Common Stock, unless the Administrator determines, at any time prior to payment and in its discretion, that they shall be payable in cash. Dividend Equivalents payable with respect to fractional shares of Common Stock shall be paid in cash.

(b) Treatment of Dividend Equivalents. Except as otherwise expressly provided in this Section VI, any Dividend Equivalents credited to you shall be subject to all of the provisions of this Agreement which apply to the Units with respect to which they have been credited and shall be payable, if at all, at the time and to the extent that the underlying Unit becomes payable. Dividend Equivalents shall not be payable on any Units that do not vest, or are forfeited, pursuant to the terms of this Agreement.

V. Transferability. No benefit payable under, or interest in, this Agreement or in the Shares that are scheduled to be issued to you hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section V shall prevent transfer (i) by will or (ii) by applicable laws of descent and distribution.

VI. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.

VII. Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, including without limitation the provisions of Section 9.5 of the Plan relating to Restricted Stock Units, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

VIII. Governing Law. The terms of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Agreement is made and/or to be performed.

IX. Code Section 409A. The time and form of payment of the Units is intended to comply with the requirements of Code Section 409A and this Agreement shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Accordingly, no acceleration or deferral of any payment shall be permitted if it would cause the payment of the Units to violate Code Section 409A. In addition, notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that it may be necessary or appropriate to do so, the Committee may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or the Units from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Award, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action. For purposes of Code Section 409A, the right to receive payment of Units at each Vesting Date shall be treated as a right to receive separate and distinct payments.

X. Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

XI. Acknowledgment of Nature of Plan and Units. In accepting this Agreement, you acknowledge that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units even if Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;

(e) your participation in the Plan is voluntary;

(f) the grant of Units and the Shares subject to the Units are not intended to replace any pension rights or compensation;

(g) neither the grant of Units nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) in consideration of the grant of Units hereunder, no claim or entitlement to compensation or damages arises from termination of Units, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of your employment by the Company or an Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(j) except as otherwise provided in this Agreement or the Plan, the Units and the benefits evidenced by this Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(k) the following provisions apply only if you are providing services outside the United States:

(i) for employment law purposes outside the United States, the Units and Shares subject to the Units are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments; and

(ii) you acknowledge and agree that neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Units or of any amounts due to you pursuant to the settlement of the Units or the subsequent sale of any Shares acquired upon settlement.

XII. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

XIII. Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, the Units granted hereunder shall be subject to any special terms and conditions for your country set forth in Appendix A and to the following additional terms and conditions:

a.

the terms and conditions of this Agreement, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration of the Plan;

b.

if applicable, the effectiveness of your award of Units is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals;

c.	to the extent necessary to comply with applicable foreign laws, the payment of any earned Units shall be made in cash or Common Stock, at the Company’s election; and

d.

the Company may take any other action, before or after an award of Units is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Company may not take any actions hereunder, that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. Notwithstanding anything to the contrary contained herein, the Shares issuable upon vesting of the Unit shall not be issued unless such Shares are then registered under the Securities Act, or, if such Shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act.

XIV. Data Privacy and Notice of Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, your Employer, the Company, and Affiliates of the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and your Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor, for the purposes of implementing, administering and managing the Plan (“Data”).

You understand that Data may be transferred to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, or any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize your Employer, the Company, Affiliates of the Company, Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to any other broker, escrow agent or other third party with whom the Shares received upon vesting of the Units may be deposited. You understand that

Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

XV. Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

XVI. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

XVII. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

XVIII. Compensation Subject to Recovery. The Units subject to this Award and all compensation payable with respect to them shall be subject to recovery by the Company pursuant to any and all of the Company’s policies with respect to the recovery of compensation, as they shall be in effect and may be amended from time to time, to the maximum extent permitted by applicable law.

XIX. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other grantee.

Very truly yours, AMGEN INC.

By:	/s/ David J. Scott
Name:	David J. Scott
Title:	Senior Vice President General Counsel and Secretary

Accepted and Agreed,
this 9th day of July, 2012

By:	/s/ Kevin W. Sharer
Kevin W. Sharer

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE

AMGEN INC. 2009 EQUITY INCENTIVE PLAN

GRANT OF RESTRICTED STOCK UNITS

(BY COUNTRY)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Units granted under the Plan if, under applicable law, you are a resident of, or are deemed to be a resident of one of the countries listed below. Furthermore, the additional terms and conditions that govern any Units granted hereunder may apply to you if you relocate to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you. Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of February 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you vest in the Units and acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALGERIA

NOTIFICATIONS

Exchange Control Information. Proceeds from the sale of Shares and any cash dividends must be repatriated to Algeria.

APPENDIX A-1

AUSTRALIA

NOTIFICATIONS

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf.

Securities Law Information. If you acquire Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should consult with your own legal advisor before making any such offer in Australia.

AUSTRIA

NOTIFICATIONS

Consumer Protection Information. You may be entitled to revoke acceptance of any Units granted under the Plan on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i)

If you accept the Units outside the business premises of the Company, you may be entitled to revoke your acceptance of the Units, provided the revocation is made within one (1) week after such acceptance of the Units.

(ii)

The revocation must be in written form to be valid. It is sufficient if you return the Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information. If you hold Shares acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or if the value of the shares in any given year as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

A separate reporting requirement applies when you sell Shares acquired under the Plan. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

APPENDIX A-2

BELGIUM

NOTIFICATIONS

Tax Reporting. You are required to report any taxable income attributable to the Units granted hereunder on your annual tax return. You are also required to report any security and bank accounts opened and maintained outside Belgium on your annual tax return.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Units, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Units and the sale of Shares acquired under the Plan.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include the Shares.

BULGARIA

There are no country-specific provisions.

CANADA

TERMS AND CONDITIONS

Termination of Employment. Section I(i) of the Agreement is amended to read as follows: (i) “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Consultant or Director of the Company or an Affiliate; in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive any Units and vest under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Your right, if any, to acquire Shares pursuant to the Units after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

APPENDIX A-3

Form of Settlement- Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Units do not provide any right for you, as a resident of Canada, to receive a cash payment and shall be paid in Shares only.

The following provisions will apply to you if you are a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. This provision supplements Section XVI of the Agreement:

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. You further authorize the Company and your Employer to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your employee file.

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. Proceeds from the sale of Shares may be held in a cash account abroad and you are no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies you specifically that such reporting is required. Upon request of the CNB, you may need to file a notification within 15 days of the end of the calendar quarter in which you acquire Shares.

DENMARK

NOTIFICATIONS

Exchange Control Information. If you establish an account holding Shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

APPENDIX A-4

Securities/Tax Reporting Information. If you hold Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must sign and file a Form V (Erklaering V) with the Danish Tax Administration. In the event that the applicable broker or bank with which the account is held does not also sign the Form V, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired under the Plan and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account.

In addition, if you open a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration about this account. To do so, you must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration (which exemption may be sought on the Form K itself). By signing the Form K, you (and the broker/bank to the extent the exemption is not obtained) undertake an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, you authorize the Danish Tax Administration to examine the account.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into Egypt in connection with the Units, you are required to transfer the funds through a registered bank in Egypt.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from a German federal bank and complying with applicable reporting requirements.

GREECE

There are no country-specific provisions.

APPENDIX A-5

HONG KONG

TERMS AND CONDITIONS

SECURITIES WARNING: The Units and any Shares issued in respect of the Units do not constitute a public offering of securities under Hong Kong law and are available only to members of the Board, Employees and Consultants. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Units and any documentation related thereto are intended solely for the personal use of each member of the Board, Employee and/or Consultant and may not be distributed to any other person. If you are in doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.

Units Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

Sale of Shares. In the event that Shares are issued in respect of the Units within six (6) months of the Grant Date, you agree that you will not dispose of the Shares prior to the six (6)-month anniversary of the Grant Date.

NOTIFICATIONS

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Information. You understand that you must repatriate any cash dividends paid on Shares acquired under the Plan and any proceeds from the sale of Shares acquired under the Plan to India within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency, and you must maintain the FIRC as proof of repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with these requirements.

APPENDIX A-6

IRELAND

TERMS AND CONDITIONS

Nature of Agreement. This provision supplements Section XI of the Agreement:

In accepting any Units granted hereunder, you understand and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

NOTIFICATIONS

Director Notification Requirements. If you are a director, shadow director or secretary of an Irish Affiliate, you must notify the Irish Affiliate in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., the Units or Shares) in the Company, or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests, if any, will be attributed to the director, shadow director or secretary).

ITALY

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces Section XIV of the Agreement:

You understand that your Employer, the Company and any Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Affiliate, details of all Awards granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Amgen Dompe S.p.A., with registered offices at Via Tazzoli, 6 – 20154 Milan, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company. You further understand that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing your participation in the Plan, and that the Company and/or any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit

APPENDIX A-7

any Shares acquired at vesting of the Units. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, you are aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Acknowledgement of Nature of Agreement. By accepting any Units granted hereunder, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix.

For any Units granted, you further acknowledge that you have read and specifically and explicitly approve, without limitation, the following sections of the Agreement: Section I; Section II; Section III; Section X; Section XI; Section XIV (as replaced by the above consent); Section XVI; and Section XVII.

JAPAN

There are no country-specific provisions.

LITHUANIA

There are no country-specific provisions.

APPENDIX A-8

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Agreement. In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section XI of the Agreement, in which the following is clearly described and established:

(1)	Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by Amgen Inc. on a wholly discretionary basis.

(3)	Your participation in the Plan is voluntary.

(4)	Amgen Inc. and its Affiliates are not responsible for any decrease in the value of the option granted and/or Shares issued under the Plan.

Labor Law Acknowledgement and Policy Statement. In accepting any Award granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Latin America Services, S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

APPENDIX A-9

Spanish Translation

Reconocimiento del Otorgamiento. Al aceptar cualquier Otorgamiento bajo el presente documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo en su totalidad, así como también el Acuerdo de Opción, el Acuerdo, incluyendo este Apéndice, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan y del Otorgamiento, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección X del Acuerdo, en los que se establece y describe claramente que:

(1)	Su participación en el Plan de ninguna manera constituye un derecho adquirido.

(2)	El Plan y su participación en el mismo son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)	Su participación en el Plan es voluntaria.

(4)	Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento de Acciones bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Latin America Services, S.A. de C.V. (“Amgen-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen – México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Amgen – México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

APPENDIX A-10

NETHERLANDS

NOTIFICATIONS

Securities Law Information. You should be aware of Dutch insider-trading rules, which may impact the ability to sell Shares acquired under the Plan. In particular, you may be prohibited from effectuating certain transactions if you have insider information regarding the Company.

By accepting any Units granted hereunder and participating in the Plan, you acknowledge having read and understood this Securities Law Notification and further acknowledge that it is your responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to the issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public, and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of an Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at an Affiliate in the Netherlands (including persons eligible to participate in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of such inside information.

NEW ZEALAND

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

POLAND

NOTIFICATIONS

Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland. Specifically, if the aggregate value of shares and cash held in such foreign accounts exceeds PLN 7 million, Polish residents must file reports on the transactions and balances of the accounts on a quarterly basis. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). You must store all documents connected with any foreign exchange transactions you engage in for a period of five years.

APPENDIX A-11

PORTUGAL

TERMS AND CONDITIONS

Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

NOTIFICATIONS

Exchange Control Information. If you do not hold the Shares acquired under the Plan with a Portuguese financial intermediary, you will need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for you.

PUERTO RICO

There are no country-specific provisions.

ROMANIA

NOTIFICATIONS

Exchange Control Information. If you deposit proceeds from the sale of Shares in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Settlement of Units. Depending on developments in Russian securities regulations, the Company reserves the right, in its sole discretion, to force the immediate sale of any Shares to be issued upon vesting of the Units. You agree that, if applicable, the Company is authorized to instruct Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) to complete the sale of such Shares. You

APPENDIX A-12

acknowledge that Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) is under no obligation to arrange for the sale of the Shares at any particular trading price. Upon the sale of Shares, you will receive the cash proceeds from the sale of Shares, less any brokerage fees or commissions and subject to your obligations in connection with the Tax Obligations.

Securities Law Requirements. Any Units granted hereunder, the Agreement, including this Appendix, the Plan and all other materials you may receive regarding your participation in the Plan or any Units granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia; therefore, Shares may not be offered or placed in public circulation in Russia.

In no event will Shares acquired under the Plan be delivered to you in Russia; all Shares will be maintained on your behalf in the United States.

You are not permitted to sell any Shares acquired under the Plan directly to a Russian legal entity or resident.

Labor Law Information. You acknowledge that if you continue to hold Shares acquired under the Plan after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.

NOTIFICATIONS

Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the Shares acquired under the Plan or receipt of dividends on such Shares, you must repatriate the cash proceeds to Russia. Such proceeds must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing; and (iv) the Russian tax authorities must be given notice of the account balances of such foreign accounts as of the beginning of each calendar year. You are encouraged to contact your personal advisor before remitting your proceeds from participation in the Plan to Russia as exchange control requirements may change.

SAUDI ARABIA

NOTIFICATIONS

Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

APPENDIX A-13

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. You are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.

SOUTH AFRICA

TERMS AND CONDITIONS

Responsibility for Taxes. The following provision supplements Section III of the Agreement:

By accepting the Units, you agree that, immediately upon vesting and settlement of the Units, you will notify your Employer of the amount of any gain realized. If you fail to advise your Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between your actual tax liability and the amount withheld by your Employer.

NOTIFICATIONS

Exchange Control Information. Because no transfer of funds from South Africa is required under the Units, no filing or reporting requirements should apply when the Units are granted or when Shares are issued upon vesting and settlement of the Units. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the Units to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

SLOVAK REPUBLIC

There are no country-specific provisions.

SLOVENIA

There are no country-specific provisions.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section XI of the Agreement:

By accepting the Units granted hereunder, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

APPENDIX A-14

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant any Units under the Plan to individuals who may be members of the Board, Employees or Consultants of the Company or its Affiliates throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that any Units granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the Agreement, including this Appendix. Consequently, you understand that the Units granted hereunder are given on the assumption and condition that they shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of Units since the future value of the Units and the underlying Shares is unknown and unpredictable. In addition, you understand that any Units granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Units or right to Units shall be null and void.

Further, the vesting of the Units is expressly conditioned your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Units may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section I of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause; (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or (5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Units that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.

You acknowledge that you have read and specifically accept the conditions referred to in Section I of the Agreement.

NOTIFICATIONS

Securities Law Information. The Units and the Shares described in the Agreement and this Appendix do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made.

APPENDIX A-15

You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

If you acquire Shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (the “DGCI”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required to make the declaration by filing a D-6 form. You must also declare ownership of any shares with the DGCI each January while the Shares are owned.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The Units offered hereunder are considered a private offering in Switzerland and are, therefore, not subject to registration in Switzerland.

TURKEY

NOTIFICATIONS

Securities Law Information. Under Turkish law, you are not permitted to sell Shares acquired under the Plan in Turkey. You must sell the Shares acquired under the Plan outside of Turkey. The Shares are currently traded on the NASDAQ in the U.S. under the ticker symbol “AMGN” and Shares may be sold on this exchange, which is located outside of Turkey.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Notice. Units under the Plan are granted only to select Board members, Employees and Consultants of the Company and its Affiliates and are for the purpose of providing equity incentives. The Plan and the Agreement are intended for distribution only to such Board members, Employees and Consultants and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Units offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

APPENDIX A-16

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section III of the Agreement:

You agree that if you do not pay or your Employer or the Company does not withhold from you the full amount of Tax Obligations that you owe at issuance of Shares in respect of the Units, or the release or assignment of the Units for consideration, or the receipt of any other benefit in connection with the Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld and/or paid shall constitute a loan owed by you to your Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by you, and the Company and/or your Employer may recover it at any time thereafter (subject to Section III of the Agreement) by withholding the funds from salary, bonus or any other funds due to you by your Employer, by withholding in Shares issued in respect of the Units or from the cash proceeds from the sale of Shares or by demanding cash or a check from you. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an officer or executive director within the meaning of Section 13(k) of the Exchange Act, as amended from time to time, the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and Tax Obligations are not collected from you within 90 days of the Taxable Event, the amount of any uncollected Tax Obligations may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you are responsible for reporting and paying these potential additional taxes under the self-assessment regime.

Joint Election. As a condition of the Units granted hereunder, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”), which may be payable by the Company or your Employer with respect to the Units and/or payment of the Units and issuance of Shares pursuant to the Units, the assignment or release of the Units for consideration, or the receipt of any other benefit in connection with the Units.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer. You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section III of the Agreement.

APPENDIX A-17

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Units, without any liability to the Company or your Employer.

UNITED STATES

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Section I(i) of the Agreement:

(i) “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Consultant or Director of the Company or an Affiliate; in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive Units and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g. the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave; provided further, that in no event shall payment of the Units be made after the close of your taxable year which includes the applicable Vesting Date or, if later, after the 15th day of the third calendar month following the applicable Vesting Date.

APPENDIX A-18